(j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 23, 2008, relating to the financial statements and financial highlights which appear in the August 31, 2008 Annual Reports to Shareholders of the following funds of the Goldman Sachs Trust: Goldman Sachs Growth and Income Fund, Goldman Sachs Large Cap Value Fund, Goldman Sachs Mid Cap Value Fund, Goldman Sachs Small Cap Value Fund, Goldman Sachs Balanced Fund, Goldman Sachs Structured International Equity Fund, Goldman Sachs Structured Large Cap Growth Fund, Goldman Sachs Structured Large Cap Value Fund, Goldman Sachs Structured Small Cap Equity Fund, Goldman Sachs Structured U.S. Equity Fund, Goldman Sachs Asia Equity Fund, Goldman Sachs Concentrated International Equity Fund, Goldman Sachs International Small Cap Fund, Goldman Sachs BRIC Fund, Goldman Sachs Concentrated Emerging Markets Equity Fund, and Goldman Sachs Emerging Market Equity Fund (collectively, referred to as the “Funds”), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 24, 2008